UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIBERATED ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada		27-4715504
(State of other jurisdiction		(IRS Employer
of incorporation)		Identification No.)

109 Burtons Road
Marlton, New Jersey
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class		Name of each exchange on which
To be so registered		each class is to be so registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-171046 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 Per Share
(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Liberated Energy, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.001 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-171046), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2010, as subsequently amended (the “Registration Statement”).

ITEM 2.	EXHIBITS.

EXHIBIT INDEX

Incorporated by
Reference
Filing Date/
Exhibit			Period End
Number	Exhibit Description	Form	Date

3.1	Articles of Incorporation as filed with the Nevada Secretary of State dated September 14, 2010.	S-1	12/08/2010

3.2	Amended Articles of Incorporation as filed with the Nevada Secretary of State dated February 6, 2013	8-K	2/07/2013

3.3	Certificate of Change as filed with the Nevada Secretary of State dated February 6, 2013	8-K	2/07/2013

3.4	By-laws	S-1	12/08/2010

10.1	Patent Acquisition Agreement dated January 23, 2013	8-K	1/24/2013

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LIBERATED ENERGY, INC.
Date: April 21, 2014
	By:	/s/ FRANK PRINGLE
Frank Pringle
President, Director, Chief Executive Officer
(Principal Executive Officer)

Date: April 21, 2014	By:	/s/ ELYSE THOMPSON
Elyse Thompson
Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)